UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2025

DBX ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware	811-22487	93-2801238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Third Avenue

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 454-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Xtrackers USD High Yield BB-B ex Financials ETF	BHYB	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Form 8-K (“Amendment No. 1”) amends the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on March 20, 2025 (the “Original Report”) with respect to Xtrackers USD High Yield BB-B ex Financials ETF (the “Fund”). This Amendment No. 1 is being filed solely to (i) revise the Fund’s IRS Employer Identification Number appearing on the cover page of the Original Report and (ii) include the Cover Page Interactive Data File (embedded within the Inline XBRL document). This Amendment No. 1 includes the Original Report in its entirety. Other than the corrections described above, no other statement or information has been changed from those presented in the Original Report.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 13, 2025, the staff of the Listing Qualifications Department (the “Staff”) of the Cboe BZX Exchange, Inc. (the “Exchange”) provided written notice (the “Deficiency Notification”) to DBX ETF Trust (the “Trust”) that, based on the Staff’s review of the period between November 22, 2024 and January 24, 2025 (the “Review Period”), it had determined that Xtrackers USD High Yield BB-B ex Financials ETF (the “Fund”) did not meet the beneficial holders requirement set forth in Exchange Rule 14.11(l)(4)(B)(i)(c) (the “Rule”), which states that the Exchange will consider the suspension of trading in, and will commence delisting proceedings under Rule 14.12 for, a series of ETF shares if, following the initial twelve month period after commencement of trading on the Exchange of a series of ETF shares, there are fewer than 50 beneficial holders of the series of ETF shares for 30 or more consecutive trading days.

The Deficiency Notification further notified the Trust that it may submit to the Staff within 45 calendar days of the date of the Deficiency Notification a plan for the Fund to gain compliance with the Rule (a “Plan for Compliance”). If the Trust does not submit a Plan for Compliance by April 27, 2025, the Staff will issue a Staff Delisting Determination. In response to the Deficiency Notification, the Trust intends to submit a Plan for Compliance to the Staff by April 27, 2025, which will outline the Trust’s plan to increase the number of Fund beneficial holders and gain compliance with the Rule.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “may,” “intends” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including whether the Trust is able to gain compliance with the Exchange’s continued listing standards, whether the Fund is able to avoid potential delisting from the Exchange, and other factors disclosed by the Trust from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, the Trust’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Trust disclaims any obligation to publicly update such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DBX ETF Trust

Date: March 25, 2025	By:	/s/Freddi Klassen
	Name:	Freddi Klassen
	Title:	Chief Operating Officer